EXHIBIT D

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                          REGISTRATION RIGHTS AGREEMENT


                            Dated as of June 10, 1999


                                  By and Among


                               GLOBAL SPORTS, INC.


                                       and


                              SOFTBANK AMERICA INC.


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                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of June 10, 1999, by and among Global Sports, Inc., a Delaware corporation (the "Company"), and SOFTBANK America Inc., a Delaware corporation ("SOFTBANK America").

                                    RECITALS

          WHEREAS, the Company and SOFTBANK America have entered into the Stock Purchase Agreement, dated as of June 10, 1999 (the "Purchase Agreement"), providing for, among other things, the sale by the Company and the purchase by SOFTBANK America or its designees of an aggregate of 6,153,850 shares of Common Stock; and

          WHEREAS, this Agreement is being entered into in order to induce SOFTBANK America to purchase the Common Stock pursuant to the Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

          1.  Certain Definitions.

          As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Closing Date" shall mean the First Closing Date specified in the Purchase Agreement.

          (b) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.



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          (c) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company purchased by SOFTBANK America pursuant to the Purchase Agreement.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          (e)"Existing Registration Agreements" shall mean the agreements set forth on Schedule 1(e) hereto.

          (f) "Holder" shall mean any party hereto (other than the Company) and each of its respective successive successors and assigns who acquire Registrable Securities, directly or indirectly, from any such party or from any successive successor or assign of any such party.

          (g) The term "person" shall mean a corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

          (h) "Registrable Securities" shall mean the Common Stock; and any securities issued successively in exchange for or in respect of any of the foregoing, whether pursuant to a merger or consolidation, as a result of any successive stock split or reclassification of, or stock dividend on, any of the foregoing or otherwise; provided, however, that such shares of Common Stock or securities shall cease to be Registrable Securities when (i) a registration statement registering such shares of Common Stock or securities, as the case may be, under the Securities Act has been declared effective and such shares of Common Stock or securities, as the case may be, have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement or (ii) such shares of Common Stock or securities, as the case may be, are sold pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act under circumstances in which any legend borne by such shares of Common Stock or securities relating to restrictions on transferability


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thereof, under the Securities Act or otherwise, is removed by the Company.

          (i) "Registration Expenses" shall have the meaning assigned thereto in Section 4 of this Agreement.

          (j) "Rights" shall mean any option, warrant, security, right or other instrument convertible into or exchangeable or exercisable for, or otherwise giving the holder thereof the right to acquire, directly or indirectly, any Common Stock or any other such option, warrant, security, right or instrument, including any instrument the value of which is measured by reference to the value of the Common Stock.

          (k) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

          (l) "Senior Registration Rights Agreement" shall mean (i) the Registration Rights Agreement, dated May 12, 1998, among the Company, DMJ Financial, Inc., James J. Salter, Kenneth J. Finkelstein and certain individuals and entities specified therein, and (ii) the Registration Rights Agreement, dated July 27, 1998, between the Company and Jerome F. Sheldon.

          2. Registration Under the Securities Act.

          (a) Demand Registrations.

          (i) At any time from and after the date 12 months after the Closing Date, any Holder or Holders may elect, by giving written notice thereof to the Company, to require the Company to use its reasonable best efforts to register all or a portion of its Registrable Securities under the Securities Act; provided, however, that the Company shall be obligated to register the Registrable Securities upon such election only if the Registrable Securities to be registered, in the aggregate, constitute 5% or more of the then-outstanding securities of the class or series to which such Registrable Securities belong; provided, further, that


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in any event the Company shall be obligated to register such Registrable
Securities upon such election only if the Registrable Securities to be registered have a total market value (or, if there is no existing public market, a proposed maximum aggregate offering price to be set forth on the facing page of the applicable registration statement) of at least $5 million. Promptly following such election, the Company shall (1) give notice to each other Holder of Registrable Securities of such election, which notice shall set forth the identity of the electing Holders, and (2) use its reasonable best efforts to cause to be declared or become effective under the Securities Act a registration statement providing for the registration of, and the sale in accordance with the intended method or methods of distribution thereof by the electing Holders of, the Registrable Securities. The Company shall be required to cause to become effective pursuant to this Section 2(a) no more than three registration statements in the aggregate and no more than one registration statement in any six month period. Notwithstanding the foregoing, the Company shall not be obligated to register Registrable Securities upon any election pursuant to this
Section 2(a)(i) if (1) fewer than 180 days have elapsed after the effective date of a registration statement registering newly issued or treasury shares of the Company's common stock for purposes of a primary offering (as defined in Section 2(b)(i) hereof) on a firm commitment underwritten basis, but only if and to the extent that (x) the underwriting agreement entered into in connection with any such offering expressly prohibited registration of Registrable Securities upon such election and (y) no period referred to in this sentence, and no postponement referred to in Section 2(a)(iii) hereof, was in effect during the 12 months immediately preceding the commencement of such 180 day period, unless any Holders having made elections during the previous period or postponement, as the case may be, shall have had the opportunity to register their Registrable Securities pursuant to an effective registration statement prior to the current such period.

          (ii) In the event of any registration of Registrable Securities pursuant to Section 2(a)(i) hereof,


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the Company shall not, without the express written consent of the Holders of a majority of such Registrable Securities, cause or permit any other securities of the Company or of any other Person (whether such securities are to be issued by the Company, are held in the Company's treasury or are then outstanding and held by other persons) to be covered by such registration statement or otherwise to be included in such registration; provided, however, that any other Holder of Registrable Securities may elect, by giving written notice to such effect to the Company no later than 15 business days after the Company shall have given the notice referred to in clause (1) of Section 2(a)(i), to have such Holder's Registrable Securities included in such registration, in which case such Holder shall be treated for all purposes hereunder as having made a demand for registration pursuant to this Section 2(a).

          (iii) In the event that, following any election pursuant to Section 2(a)(i) hereof but prior to the filing of a registration statement in respect of such election, (A) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that the filing of such registration statement and the offering of Registrable Securities pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transaction involving the Company, and (B) the Company gives the Holders having made such election written notice of such determination (which notice shall include a copy of such resolution), the Company shall, notwithstanding the provisions of Section 2(a)(i) hereof, be entitled to postpone for up to 90 days the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(a)(i) hereof; provided, however, that no such postponement may be effected if any other postponement of a registration pursuant to this Section 2 was in effect during the 12 months immediately preceding the commencement of such postponement, unless any Holders having made elections during the previous postponement shall have had the opportunity to register their Registrable Securities pursuant to an effective registration statement prior to the current postponement.



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          (b)      "Piggy-Back" Registrations.

          (i) If, at any time, the Company proposes to register any of its Common Stock or Rights or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of an offering or sale by or on behalf of the Company of its Common Stock or Rights or such equity securities for its own account (a "primary offering"), or upon the request or for the account of any holder of its Common Stock or Rights or any such equity securities (a "secondary offering"), or for purposes of a combined primary and secondary offering (a "combined offering"), then each such time the Company shall, at least 10 business days prior to the time when any such registration statement is filed with the Commission, give prompt written notice to the Holders of its intention to do so. Such notice shall specify, at a minimum, the number and class of shares, Rights or equity securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such shares, Rights or securities, any proposed managing underwriter or underwriters of such shares, Rights or securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written direction of any Holder or Holders, given within five business days following the receipt by such Holder of any such written notice (which direction shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall include in such registration statement any or all of the Registrable Securities then held by such Holder requesting such registration (a "Selling Shareholder") to the extent necessary to permit the sale or other disposition of such Registrable Securities as such Holder has so directed the Company to be so registered. Notwithstanding the foregoing, the Holders shall not have any right under this Section 2(b) if the registration proposed to be effected by the Company relates solely to shares of Common Stock, Rights or other equity securities


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which are issuable solely to officers or employees of the Company or any subsidiary thereof pursuant to a bona fide employee stock option, bonus or other employee benefit plan or as direct consideration in connection with a merger, exchange offer or acquisition of a business.

          (ii) In the event that the Company proposes to register shares of Common Stock, Rights or other equity securities for purposes of a primary offering, and any managing underwriter shall advise the Company and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Selling Shareholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the number of shares, Rights or securities sought to be registered (including, in addition to the securities sought to be registered by the Company, any securities sought to be included in such registration statement by any other shareholder pursuant to "piggyback" registration rights (a "Piggyback Shareholder") and those sought to be registered by the Selling Shareholders) is too large a number to be reasonably sold, then the Company will include in such registration statement such number of shares, Rights or securities as the Company, the Piggyback Shareholders and such Selling Shareholders are so advised can be sold in such offering without such an effect (the "Primary Maximum Number"), as follows and in the following order of priority: (A) first, such number of shares, Rights or securities as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, if and to the extent that the number of shares, Rights or securities to be registered under clause (A) is less than the Primary Maximum Number, shares, Rights or securities of each Piggyback Shareholder that is exercising "piggyback" registration rights under a Senior Registration Rights Agreement, and (C) third, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A) and (B) is less than the Primary Maximum Number, Registrable Securities of each Selling Shareholder and shares, Rights or securities


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of each other Piggyback Shareholder, pro rata, and without any priority as between the Selling Shareholders and such Piggyback Shareholders, in proportion to the number sought to be registered by each Selling Shareholder and each such Piggyback Shareholder relative to the number sought to be registered by all the Selling Shareholders and all such Piggyback Shareholders, which in the aggregate, when added to the number of shares, Rights or securities to be registered under clauses (A) and (B), equals the Primary Maximum Number.

          (iii) In the event that the Company proposes to register shares of Common Stock or other equity securities for purposes of a secondary offering, upon the request or for the account of any holder thereof pursuant to "demand" registration rights of such holder (each a "Requesting Shareholder"), and any managing underwriter shall advise the Requesting Shareholder or Shareholders and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the shares, Rights or securities sought to be registered by the Requesting Shareholders and of the Registrable Securities sought to be registered by the Selling Shareholders creates a substantial risk that the price per unit that such Requesting Shareholder or Shareholders and such Selling Shareholders will derive from such registration will be materially and adversely affected or that the number of shares, Rights or securities sought to be registered (including any securities sought to be registered at the instance of the Requesting Shareholder or Shareholders, any securities sought to be included in such Registration Statement by any Piggyback Shareholder and those sought to be registered by the Selling Shareholders) is too large a number to be reasonably sold, the Company will include in such registration statement such number of shares, Rights or securities as the Requesting Shareholders and the Selling Shareholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the "Secondary Maximum Number"), as follows and in the following order of priority:
(A) first, such number of shares, Rights or securities as the Requesting Shareholder shall have requested, (B) second, if and to the extent that the number


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of shares, Rights or securities to be registered under clause (A) is less than the Secondary Maximum Number, shares, Rights or securities of each Piggyback Shareholder that is exercising "piggyback" registration rights under a Senior Registration Rights Agreement, and (C) third, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A) and
(B) is less than the Secondary Maximum Number, Registrable Securities of each Selling Shareholder and shares, Rights or securities of each other Piggyback Shareholder, pro rata, and without any priority as between the Selling Shareholders and each such Piggyback Shareholders, in proportion to the number sought to be registered by each Selling Shareholder and such Piggyback Shareholder relative to the number sought to be registered by all the Selling Shareholders and all such Piggyback Shareholders, which, in the aggregate, when added to the number of shares, Rights or securities to be registered under clauses (A) and (B), equals the Secondary Maximum Number.

          (iv) In the event that the Company proposes to register shares of Common Stock, Rights or other equity securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Shareholder or Shareholders and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by the Selling Shareholders and any shares, Rights or securities sought to be registered by Piggyback Shareholders creates a substantial risk that the price per unit the Company and/or the Requesting Shareholders will derive from such registration will be materially and adversely affected, then the Company will include in such registration statement such number of shares, Rights or securities as the Company, the Requesting Shareholders, the Piggyback Shareholders and the Selling Shareholders are so advised can be sold in such offering without such an effect (the "Combined Maximum Number"), as follows and in the following order of priority: (A) first, such number of shares, Rights or securities as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall


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have determined, and any shares, Rights or securities sought to be registered by any Requesting Shareholders, (B) second, if and to the extent that the number of shares, Rights or securities to be registered under clause (A) is less than the Combined Maximum Number, shares, Rights or securities of each Piggyback Shareholder that is exercising "piggyback" registration rights under a Senior Registration Rights Agreement, and (C) third, if and to the extent that the number of shares, Rights or securities to be registered under clauses (A) and
(B) is less than the Combined Maximum Number, such number of Registrable Securities of each Selling Shareholder and such number of shares, Rights or securities of each other Piggyback Shareholder, pro rata, and without any priority as between the Selling Shareholders and each such Piggyback Shareholders, in proportion to the number sought to be registered by each Selling Shareholder and each such Piggyback Shareholder relative to the number sought to be registered by all the Requesting Shareholders and Selling Shareholders, which, in the aggregate, when added to the number of shares, Rights or securities to be registered under clauses (A) and (B), equals the Combined Maximum Number.

          (c) Withdrawals. Any Holder having notified or directed the Company to include any or all of his or its Registrable Securities in a registration statement pursuant to Section 2(a) or 2(b) hereof shall have the right to withdraw such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five business days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Registrable Securities are not included in the applicable registration and not sold pursuant thereto, and such Registrable Securities shall continue to be Registrable Securities in accordance herewith. In the event of any such withdrawal with respect to a direction pursuant to Section 2(a), the Holders, at their option, may elect (i) to pay the Registration Expenses (as defined in Section 4 hereof), incurred in connection


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with the registration statement so withdrawn prior to the date such written notice of withdrawal is given, in which event such direction shall not be deemed to have utilized one of the three occasions on which Holders may demand registration pursuant to Section 2(a) or (ii) not to pay such Registration Expenses, in which event such direction shall be deemed, notwithstanding such withdrawal, to have utilized one of such occasions. No such withdrawal shall affect the obligations of the Company with respect to Registrable Securities not so withdrawn, provided, however, that in the case of a registration pursuant to
Section 2(a) hereof, if such withdrawal shall reduce the total market value of the Registrable Securities to be registered (or, if applicable, the proposed maximum aggregate offering price thereof) below $5 million, then the Company shall, prior to the filing or effectiveness, as appropriate, of such registration statement, give each Holder of Registrable Securities so to be registered notice, referring to this Agreement, of such fact and, within ten business days following the giving of such notice, either the Company or the Holders of a majority of such Registrable Securities may, by written notice to each Holder of such Registrable Securities or the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn. During such ten business day period, the Company shall not file such registration statement or, if it has theretofore been filed, shall use its reasonable best efforts not to permit it to become effective. In the event of any election contemplated by the proviso to the next preceding sentence, no registration statement with respect to Registrable Securities shall thereafter be filed with the Commission without compliance with all of the procedures set forth in Section 2(a) hereof.

          3.  Registration Procedures.

          (a) In connection with the Company's obligations with respect to any registration of Registrable Securities pursuant to Section 2 hereof, the Company shall use its reasonable best efforts to effect or cause such registration to permit the sale of the Registrable Securities by the


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Holders thereof in accordance with the intended method or methods of distribution thereof described in the registration statement relating thereto and to maintain the effectiveness of such registration statement for a period of six calendar months after the date of effectiveness of such registration statement or, if shorter, until the disposition of all of the Registrable Securities covered by such registration statement is completed. In connection therewith, the Company shall, as soon as reasonably possible:

          (i) prepare and file with the Commission a registration statement with respect to such registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders thereof, and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible thereafter;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the underwriters, if any, of the Registrable Securities to be registered, the sales or placement agent, if any, therefor, and a representative of the Holders of Registrable Securities registered thereby copies of any such supplement or amendment prior to its being used and/or filed with the Commission;

          (iii) comply with the provisions of the Securities Act applicable to issuers with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement, in


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     any such case for a period of six calendar months after the date of effectiveness of such registration statement or, if shorter, until such disposition is completed;

          (iv) provide (A) any Holder registering more than 10% of the Registrable Securities to be registered, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) counsel for the Holders thereof the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

          (v) for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 3(a)(iii) hereof, make available for inspection by the parties referred to in Section 3(a)(iv), subject to execution and delivery of a confidentiality agreement in customary form in favor of the Company by the Holders seeking to exercise such inspection rights, above such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

          (vi) promptly notify the selling Holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment


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     or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information,
     (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 3(a)(xv) or Section 5 hereof cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable
     Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (vii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

          (viii) if requested by any managing underwriter or underwriters, any placement or sales agent or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Holder specifies


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     should be included therein relating to the terms of the sale of such
     Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold by the Holders or agent or to any underwriters, the name and description of the Holders, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by the Holders or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post effective amendment;

          (ix) furnish (A) to any Holder registering more than ten percent of the Registrable Securities to be registered in such registration, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(a)(iv) an executed copy of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and (B) to any Holder of Registrable Securities to be registered in such registration such number of copies of such registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by any Holder, agent or underwriter, as the case may be) and of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as any such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by any such Holder, offered or sold by such agent or underwritten by such underwriter and to permit each Holder, agent and underwriter to satisfy the prospectus delivery


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     requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary prospectus) and any amendment or supplement thereto by each Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary prospectus) or any supplement or amendment thereto;

          (x) use its reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such jurisdictions as any Holder and any placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable the Holders, agents or underwriters to complete its distribution of Securities pursuant to such registration statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable the Holders, agents, if any, and underwriters, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(a)(x) or (II) consent to general service of process in any such jurisdiction;

          (xi) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Registrable Securities;

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          (xii) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders if required or appropriate and which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

          (xiii) provide a CUSIP number for all Registrable Securities, not later than the effective date of such registration statement;

          (xiv) enter into one or more underwriting agreements, engagement letters, agency agreements, "best efforts" underwriting agreements or similar agreements, as appropriate, and take such other actions in connection therewith as the Holders shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities registered;

          (xv) whether or not an agreement of the type referred to in Section
     (3)(a)(xiv) hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity,
     (A) make such representations and warranties to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (B) use its reasonable best efforts to obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, and as the Holders may reasonably request, addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, and dated the effective date of such registration statement (and if such registration statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto); (C) use its reasonable best efforts obtain a "comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, dated (I) the effective date of such registration statement, (II) the effective date of any prospectus supplement, if any, to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus and (III) (if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus) dated the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause
     (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

          (xvi) in the event that (i) any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, or (ii) more than 10% of the net offering proceeds, not including underwriting compensation, of such distribution is intended to be paid to any such broker-dealer or "associated or affiliated persons" of such broker-dealer or "members of the immediate family of such persons" (each within the meaning of such Rules), the Company shall take reasonable steps to assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent, to recommend the price of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD;

          (xvii) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of such registration statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

          (xviii) use its reasonable best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Registrable Securities covered by such registration statement on any securities exchange on which the Common Stock is then listed or, if the Common Stock is not then so listed, to have the Registrable Securities accepted for quotation of trading on the Nasdaq National Market (or a comparable interdealer quotation system then in effect).

          (b) In the event that the Company would be required, pursuant to
Section 3(a)(vi)(F) above, to notify the Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall without delay prepare and furnish to the Holders, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Holders agree that upon receipt of any notice from the Company pursuant to Section 3(a)(vi)(F) hereof, they shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until they shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, the Holders shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in their possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

          (c) The Company may require the Holders to furnish to the Company such information regarding the Holders and their intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of such Registrable Securities or omits or would omit to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) From the time that the Company receives any notice pursuant to
Section 2(a)(i) hereof or, as the case may be, any direction from a Holder in connection with a secondary offering or a combined offering pursuant to Section 2(b)(i) hereof until the earlier of (i) the date 90 days after the effectiveness of the registration statement relating thereto or such shorter period of time as may be recommended by the managing underwriters involved in such offering and
(ii) the date an election is made not to file a registration statement with the Commission pursuant to Section 2(c) hereof, the Company will not offer, issue, sell, agree or commit to issue or sell, grant any option for the purchase of, file with the Commission a registration statement relating to any primary, secondary or combined offering of or solicit any offer to buy any Common Stock or any Rights, other than (A) in connection with the Registrable Securities to be registered pursuant to such notice or direction, (B) such Common Stock or other equity securities as were, at the time of such direction, to be included in such secondary offering or combined offering, (C) pursuant to an approved employee stock option, stock purchase plan, or similar benefit program or agreement for the benefit of employees of, or consultants to, the Company, where the primary purpose is not to raise additional equity capital for the Company or (D) as direct consideration for the acquisition of a business in a merger, consolidation or similar transaction.

          4. Registration Expenses.

          The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation,
(a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws, including reasonable fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Common Stock or other equity securities to be sold and all other documents relating hereto, (d) messenger and delivery expenses, (e) fees and expenses of any escrow agent or custodian, (f) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses (including fees and expenses of counsel) of any "qualified independent underwriter" engaged pursuant to Section 3(a)(xvi) hereof, (i) reasonable fees, disbursements and expenses of one counsel for all of the Holders retained in connection with any particular registration, and fees, expenses and disbursements of any other persons retained by the Company in connection with such registration, and (j) all fees and expenses (including, without limitation, listing and qualification fees) in connection with the listing or admission to quotation of the Registrable Securities as required by
Section 3(a)(xviii) hereof (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by the Holder or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Holders of Registrable Securities being registered each shall pay their pro rata share (based on their proportion of the Registrable Securities being sold by them) of all agency fees and commissions and all underwriting discounts and commissions attributable to the sale of the Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by the Holder, other than the counsel and experts specifically referred to above.

          5. Representations and Warranties.

          The Company represents and warrants to, and agrees with, each Holder from time to time of Registrable Securities that:

          (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary prospectus) contained therein or furnished pursuant to Section 3(a)(ix) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the effective date of such registration statement when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders of Registrable Securities pursuant to Section 3(a)(vi)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to
Section 3(b) hereof, each such registration statement, and each prospectus contained therein or furnished pursuant to Section 3(a)(ix) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Registrable Securities expressly for use therein.

          (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, as then amended or supplemented, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Registrable Securities expressly for use therein.

          (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not
(i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, or (ii) result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties except, with respect to clause (i) or (ii), for such conflicts, breaches, defaults and violations as, individually and in the aggregate, do not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries and do not materially hinder or delay the exercise by the Holders of their rights hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Registrable Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the offering and distribution of the Registrable Securities.

          6. Indemnification.

          (a) Indemnification by the Company. Upon the registration of any Registrable Securities pursuant to

Section 2 hereof, and in consideration of the agreements of the Holders contained herein, and as an inducement to SOFTBANK America to enter into the Purchase Agreement, the Company shall, and it hereby agrees to, indemnify and hold harmless each Holder, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which any such Holder, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary or final prospectus contained therein or furnished by the Company to any such Holder, agent or underwriter, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement or any amendment thereto) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any preliminary or final prospectus or supplement thereto), and the Company shall, and it hereby agrees to, reimburse any such Holder, agent and underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, amendment or supplement or incorporated document in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein; provided, further, that the Company shall not be liable to (i) any Holder, underwriter or placement or sales agent under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Holder, underwriter or agent, respectively, results from the fact that such Holder, underwriter or agent sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the related final prospectus if the Company has previously furnished on a timely basis to such Holder, underwriter or agent, respectively, sufficient copies thereof and such prospectus corrects the statement or omission, or alleged statement or omission, out of which such loss, claim, damage or liability arises or (ii) any Holder distributing securities otherwise than in an underwritten offering or through a broker-dealer acting as placement agent for such Holder, with respect to any preliminary or final prospectus to the extent that any such loss, claim, damage or liability of such Holder arises from the fact that such Holder delivered such preliminary or final prospectus after receipt of any notice from the Company pursuant to Section 3(a)(vi)(F) hereof and the amended or supplemented prospectus furnished pursuant to Section 3(b) hereof corrects the statement or omission, or alleged statement or omission, out of which such loss, claim, damage or liability arises.

          (b) Indemnification by the Holder and any Agents and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2 hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking from the Holder thereof and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company, and all other Holders, if any, of Registrable Securities selling under the same registration statement, against any losses, claims, damages or liabilities to which the Company or such other Holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein or furnished by the Company to the Holders, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement or any amendment thereto) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any preliminary or final prospectus or supplement thereto), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that no Holder shall be required to undertake liability under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of its Registrable Securities pursuant to such registration, as reduced by any damages or other amounts that such Holder was otherwise required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent the indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may be counsel to the indemnifying party unless representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation

(even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' and any underwriter's obligations in this Section 6(d) to contribute shall be several in proportion to the number or amount of Registrable Securities sold or underwritten, as the case may be, by them and not joint.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of any Holder, agent or underwriter and each person, if any, who controls any Holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the

Holders and any underwriters contemplated by this Section 6 shall be in addition to any liability which the Holders or any underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

          7. Underwritten Offerings.

          (a) Selection of Underwriters. If any of the Registrable Securities covered by any registration statement filed pursuant to Section 2(a) hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the Company, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Holders of a majority of the Registrable Securities so to be offered.

          (b) Participation by Holders. Each Holder hereby agrees that it may not participate in any underwritten offering hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          8. Rule 144.

          The Company covenants to and with each Holder of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

          9. Miscellaneous.

          (a) No Inconsistent Agreements. The Company covenants and agrees that it shall not (i) grant registration rights with respect to any class of Common Stock or any other securities which would be inconsistent with the terms contained in this Agreement or (ii) enter into or become bound by, or permit any subsidiary of the Company to enter into or become bound by, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which would prohibit, be violated by, conflict with or provide that a default would arise from, the compliance by the Company with any of the provisions of this Agreement or the consummation of the transactions herein contemplated, except for any such prohibitions, violations, conflicts or defaults as, individually and in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries and would not materially hinder or delay the exercise by the Holders of their rights hereunder. The Company represents and warrants that it is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any person, other than the Existing Registration Agreements.

          (b) Specific Performance. The Company acknowledges that it would be impossible to determine the


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



amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it.

          (c) Illegality. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

          (d) Recovery of Litigation Costs. Except as otherwise expressly provided herein to the contrary, in the event any dispute between the parties to this Agreement shall result in litigation, arbitration or other proceeding, the prevailing party shall be entitled to recover from the losing party all reasonable costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses, fees and disbursements shall be included in and made a part of the judgment recovered by the prevailing party, if any.



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



          (e) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows: If to the Company, to it at 555 South Henderson Road, King of Prussia, Pennsylvania 19406, Attention: President, facsimile no. (610)768-0753, and if to a Holder, to the address or facsimile transmission number of such Holder set forth in the security register or other records of the Company, or to such other address or facsimile transmission number as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (f) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns, but, except as set forth in this Section 9(f), no such term or provision is for the benefit of, or intended to create any obligations to, any other persons. In the event that any transferee of SOFTBANK America or any other Holder shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement; provided, however, that no such transferee shall receive such benefits (or be deemed to have agreed to be bound by and to perform such terms and provisions) unless, immediately after giving effect to such transfer, and taking into account any Registrable Securities held by such transferee prior to such transfer as well as the Registrable Securities acquired by such transferee in such transfer, such transferee owns at least 500,000 shares of Common Stock (appropriately adjusted for any stock split, reverse stock split or stock dividend) or an equivalent number of Registrable Securities other than Common Stock. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. Any Holder effecting a transfer to a transferee that acquires any rights or benefits under this Agreement as a result of such transfer shall, prior to or promptly after such transfer is made, give written notice to the Company of such transfer, specifying the number of Registrable Securities transferred and identifying the transferee.

          (g) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder, any director, officer, partner or employee of any Holder, any agent or underwriter or any director, officer, partner or employee thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Common Stock purchased pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by any Holder.

          (h) LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN WITH THE LAWS OF THE STATE OF DELAWARE

          (i) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          (j) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject


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



matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of more than 50 percent of the Registrable Securities at the time outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder. The entry by the Company into any contract, agreement or understanding that directly or indirectly gives to any person the right to register, or cause the Company to register, any securities of the Company under the Securities Act on terms more favorable to such person than those set forth herein shall require written approval by the Holders of more than 50 percent of the Registrable Securities at the time outstanding.

          (k) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the Holders of Registrable Securities shall be made available for inspection and copying on any business day by any Holder of Registrable Securities at the offices of the Company at the address thereof set forth in Section 9(e) above.

          (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                            GLOBAL SPORTS, INC.



                                            By:________________________________
                                               Name:
                                               Title:


                                            SOFTBANK AMERICA INC.

                                            By:________________________________
                                            Address: 300 Delaware Avenue,
                                                     Suite 900
                                                     Wilmington, Delaware 19801
                                            Fax No.: (302) 552-3128



                                      -37-